UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.

                                 FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of Earliest event reported): August 8, 2005

                         EPOCH HOLDING CORPORATION
          ______________________________________________________
          (Exact name of registrant as specified in its charter)

Delaware                                 1-9728            20-1938886
____________________________   ________________________ ___________________
(State or other jurisdiction   (Commission File Number)  (IRS Employer
of incorporation)                                       Identification No.)

640 Fifth Avenue, 18th Floor, New York, NY                  10019
__________________________________________                ________
Address of principal executive offices                    Zip Code

Registrant's telephone number, including area code:   212-303-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On August 8, 2005, Adam Borak was appointed as Epoch Holding Corporation's (the "Company's") new Vice President and Chief Financial Officer. Mr. Borak will act as the Company's principal financial and accounting officer for purposes of its reports under the Securities Exchange Act of 1934. Mr. Borak is 37 years old and succeeds Mark E. Wilson, who submitted his resignation to the Company on July 13, 2005.

     Mr. Borak was previously a Director of Finance at Credit Suisse Asset Management. Prior to that he was the Chief Financial Officer of Lehman Brothers Canada, Inc. Mr. Borak is a Certified Public Accountant and a graduate of the Wharton School of the University of Pennsylvania.

     During the last two years, there were no transactions to which the Company was or is to be a party, in which Mr. Borak had or is to have a direct or indirect material interest.

     The Company and Mr. Borak entered into a Letter Agreement, dated August 5, 2005. Under this agreement, Mr. Borak will devote substantially all of his business time and efforts to the Company's business. The agreement provides that Mr. Borak will initially receive a fixed base salary at an annual rate of $200,000, subject to annual review by the Company's Board of Directors, and a "signing bonus" of $25,000 payable by the Company upon commencement of employment. Mr. Borak will also receive for the 2005 calendar year a $200,000 cash bonus, payable in equal installments at the end of 2005 and 2006, or upon termination of employment, if sooner and such termination was for any reason other than "for cause." In addition, Mr. Borak will also be entitled to receive a discretionary cash bonus as well as restricted stock award in accordance with the Company's current policies. The Company has agreed to grant, as soon as practical, Mr. Borak restricted stock equivalent to $250,000 of the Company's Common Stock, subject to forfeiture as set forth in such restricted stock award. Mr. Borak is entitled to additional benefits described in the Letter Agreement.

                                        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EPOCH HOLDING CORPORATION

                                        /s/ William W. Priest
                                        _______________________________
                                        Name:  William W. Priest
                                        Title:  Chief Executive Officer

Date:  August 9, 2005